UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): October 1, 2006

HSBC Home Equity Loan Trust (USA) 2006-2
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-132348-03

HSBC Home Equity Loan Corporation I
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132348

HSBC Finance Corporation
(Exact name of the sponsor as specified in its charter)

Delaware (State or Other Jurisdiction of incorporation of the depositor)	36-3955292 (I.R.S. Employer Identification No. of the depositor)
2700 Sanders Road, Prospect Heights, Illinois (Address of Principal Executive Offices of the depositor)	60070 (Zip Code)

The depositor's telephone number, including area code (847) 564-6000

______________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________________________

Item 6.02. Change of Servicer or Trustee

On October 1, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York was closed. As a result of this sale, on October 1, 2006 The Bank of New York became the successor Indenture Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus Supplement filed by the Registrant with respect to HSBC Home Equity Loan Trust (USA) 2006-2 (the "Trust").

The Bank of New York is a New York banking corporation and will act as the Indenture Trustee under the transaction documents. Among the largest providers of corporate trust services in connection with securitization transactions, The Bank of New York has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of residential mortgage loans.

The Prospectus Supplement sets forth the information required by Asset Backed Securities (Regulation AB), 17 C.F.R. Section 229.1109 (c) - (f) and includes a description of applicable provisions contained in the transaction documents previously filed as exhibits to the related Registration Statement. Any expense associated with the succession of The Bank of New York as Indenture Trustee will not be an expense of the trust.

2

______________________________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HSBC HOME EQUITY LOAN CORPORATION I By: /s/ David J. Hunter Name: David J. Hunter Title: Vice President and Assistant Treasurer

Dated: October 5, 2006

3